RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2002-QS16 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2002-QS16


           $ 553,663              0.00%              CLASS A-P CERTIFICATES
        ------------------------------------------------------------------------
                         Supplement dated March 31, 2005
                                       to
                  Prospectus Supplement dated October 25, 2002
                                       to
                        Prospectus dated August 26, 2002

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated October 25, 2002.

         The following two paragraphs shall supplement the cover page and the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 78.25% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 1, 2005 against payment therefore in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated March 31, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.


                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, unless otherwise indicated:


                                         CREDIT SCORE OF THE MORTGAGE LOANS

                                                                                PERCENT                    WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL       LTV
CREDIT SCORE RANGE                                 LOANS         BALANCE         LOANS        BALANCE       RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------
499 or less ..............................               4     $    388,034        0.69%     $ 97,009        79.01%
500 - 519 ................................               4          293,888        0.52        73,472        78.06
520 - 539 ................................               2          149,043        0.27        74,522        77.38
540 - 559 ................................               4          439,648        0.78       109,912        72.43
560 - 579 ................................               5          311,494        0.56        62,299        75.02
580 - 599 ................................               9        1,188,056        2.12       132,006        71.84
600 - 619 ................................              11          939,566        1.68        85,415        78.08
620 - 639 ................................              15        1,402,641        2.50        93,509        70.95
640 - 659 ................................              24        2,248,895        4.01        93,704        69.13
660 - 679 ................................              29        3,655,676        6.52       126,058        73.76
680 - 699 ................................              50        6,042,219       10.78       120,844        69.41
700 - 719 ................................              62        6,359,735       11.35       102,576        71.40
720 - 739 ................................              70        7,796,794       13.91       111,383        71.66
740 - 759 ................................              72        6,816,089       12.16        94,668        63.48
760 - 779 ................................              60        5,439,210        9.70        90,653        65.72
780 - 799 ................................              64        6,643,348       11.85       103,802        66.71
800 or greater ...........................              55        5,887,777       10.50       107,050        54.72
Subtotal with Credit Score ...............             540       56,002,112       99.92       103,708        67.70
Not Available ............................               1           47,408        0.08        47,408         9.00
                                                       ---     ------------      ------      --------        -----
Total, Average or Weighted Average .......             541     $ 56,049,520      100.00%     $103,604        67.65%
                                                       ===     ============      ======

         Mortgage Loans indicated as having a credit score that is "Not Available" include certain Mortgage Loans where the credit score was not provided by the related seller and Mortgage Loans where no credit history can be obtained for the related mortgagor.

         For substantially all of the Mortgage Loans, the Credit Score was updated prior to March 1, 2005.

         The minimum and maximum credit scores of the Mortgage Loans were 459 and 832, respectively, and the weighted average Credit Score of the Mortgage Loans was approximately 722.




                                           OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
OCCUPANCY                                          LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Primary Residence ........................             387     $ 43,830,279       78.20%     $113,257           722       67.32%
Second/Vacation ..........................              12        1,329,452        2.37       110,788           740       58.61
Non Owner-occupied .......................             142       10,889,789       19.43        76,689           732       70.08
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             541     $ 56,049,520      100.00%     $103,604           724       67.65%
                                                       ===     ============      ======




                                                  PURPOSE OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
LOAN PURPOSE                                       LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Purchase .................................              94     $  9,001,106       16.06%     $ 95,756           732       73.10%
Rate/Term Refinance ......................             224       24,264,843       43.29       108,325           729       63.80
Equity Refinance .........................             223       22,783,571       40.65       102,168           716       69.59
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             541     $ 56,049,520      100.00%     $103,604           724       67.65%
                                                       ===     ============      ======

                                                     MORTGAGED PROPERTY TYPES

                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
PROPERTY TYPE                                      LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Single-family detached ...................             390     $ 39,905,419       71.20%     $102,322           719       68.16%
Planned Unit Developments (detached) .....              50        6,248,381       11.15       124,968           743       67.11
Two-to-four family units .................              53        5,744,486       10.25       108,387           727       65.87
Condo Low-Rise (less than 5 stories) .....              32        2,618,885        4.67        81,840           732       66.44
Planned Unit Developments (attached) .....               8          984,619        1.76       123,077           752       68.36
Townhouse ................................               5          403,280        0.72        80,656           752       59.38
Condo Mid-Rise (5 to 8 stories) ..........               2           76,225        0.14        38,113           790       44.72
Manufactured Home ........................               1           68,225        0.12        68,225           593       80.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             541     $ 56,049,520      100.00%     $103,604           724       67.65%
                                                       ===     ============      ======


                                       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
STATE                                              LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Alaska ...................................               1     $     72,715        0.13%     $ 72,715           585       62.00%
Alabama ..................................              13          792,118        1.41        60,932           725       85.86
Arkansas .................................               7          429,965        0.77        61,424           677       77.15
Arizona ..................................              13        1,241,782        2.22        95,522           721       68.50
California ...............................              66        9,634,499       17.19       145,977           733       61.77
Colorado .................................              13        1,729,922        3.09       133,071           732       65.69
Connecticut ..............................               7          639,981        1.14        91,426           747       81.75
District of Columbia .....................               1           65,604        0.12        65,604           737       51.00
Delaware .................................               1          133,368        0.24       133,368           733       69.00
Florida ..................................              56        4,831,680        8.62        86,280           722       68.12
Georgia ..................................              17        1,503,187        2.68        88,423           737       64.88
Hawaii ...................................               2          467,233        0.83       233,617           723       67.63
Iowa .....................................               2           99,277        0.18        49,638           641       76.57
Idaho ....................................               3          217,877        0.39        72,626           734       80.72
Illinois .................................              13        1,408,466        2.51       108,344           725       72.50
Indiana ..................................              11          644,590        1.15        58,599           714       71.58
Kansas ...................................               5          347,704        0.62        69,541           704       72.70
Kentucky .................................               4          268,263        0.48        67,066           759       69.43
Louisiana ................................              10          834,259        1.49        83,426           669       77.13
Massachusetts ............................               9        1,307,939        2.33       145,327           710       69.40
Maryland .................................               8          789,923        1.41        98,740           760       65.18
Maine ....................................               7          514,497        0.92        73,500           742       68.63
Michigan .................................              16        1,323,450        2.36        82,716           740       65.55
Minnesota ................................               8          819,901        1.46       102,488           690       64.93
Missouri .................................               5          543,901        0.97       108,780           725       80.30
Mississippi ..............................               5          224,587        0.40        44,917           676       80.56
Montana ..................................               1           96,264        0.17        96,264           766       80.00
North Carolina ...........................              17        1,568,933        2.80        92,290           714       70.91
Nebraska .................................               1           46,898        0.08        46,898           749       66.00
New Jersey ...............................              17        2,367,182        4.22       139,246           743       59.70
New Mexico ...............................               5          372,791        0.67        74,558           721       58.16
Nevada ...................................               4          480,703        0.86       120,176           777       55.96
New York .................................              23        3,127,443        5.58       135,976           719       57.39
Ohio .....................................              12        1,169,098        2.09        97,425           748       71.39
Oklahoma .................................               5          319,753        0.57        63,951           736       77.97
Oregon ...................................               9          799,369        1.43        88,819           750       59.49
Pennsylvania .............................              14        1,085,137        1.94        77,510           711       74.09
Rhode Island .............................               1           96,390        0.17        96,390           670       77.00
South Carolina ...........................               2          115,134        0.21        57,567           744       77.80
Tennessee ................................               8          916,525        1.64       114,566           730       80.10
Texas ....................................              86        8,964,088       15.99       104,234           711       72.25
Utah .....................................               4          412,306        0.74       103,077           766       52.08
Virginia .................................              16        1,499,783        2.68        93,736           738       62.62
Vermont ..................................               2          243,051        0.43       121,525           717       74.51
Washington ...............................               8        1,306,426        2.33       163,303           696       72.57
Wisconsin ................................               1           61,047        0.11        61,047           694       80.00
West Virginia ............................               1           76,028        0.14        76,028           625       90.00
Wyoming ..................................               1           38,482        0.07        38,482           717       72.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             541     $ 56,049,520      100.00%     $103,604           724       67.65%
                                                       ===     ============      ======

----------
No more than 0.9% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Massachusetts and no more than 0.9% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Massachusetts.


                                            DOCUMENTATION TYPES OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
DOCUMENTATION TYPE                                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Full Documentation .......................             182     $ 16,313,235       29.11%     $ 89,633           718       73.46%
Reduced Documentation ....................             359       39,736,284       70.89       110,686           727       65.26
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             541     $ 56,049,520      100.00%     $103,604           724       67.65%
                                                       ===     ============      ======

         No more than 20.8% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 8.7% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.



                                                          MORTGAGE RATES

                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
MORTGAGE RATES (%)                                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
5.375 - 5.499 ............................               4     $    806,018        1.44%     $201,504           734       72.99%
5.500 - 5.624 ............................               5          748,709        1.34       149,742           776       62.89
5.625 - 5.749 ............................               6          789,386        1.41       131,564           713       71.55
5.750 - 5.874 ............................              31        3,841,420        6.85       123,917           750       63.13
5.875 - 5.999 ............................              31        4,395,157        7.84       141,779           742       67.08
6.000 - 6.124 ............................              60        7,259,127       12.95       120,985           717       67.15
6.125 - 6.249 ............................              49        5,676,431       10.13       115,846           721       64.75
6.250 - 6.374 ............................              74        7,754,786       13.84       104,794           725       68.09
6.375 - 6.499 ............................              53        5,395,492        9.63       101,802           724       68.00
6.500 - 6.624 ............................              68        5,920,645       10.56        87,068           720       66.32
6.625 - 6.749 ............................              34        3,551,253        6.34       104,449           725       66.29
6.750 - 6.874 ............................              27        2,681,331        4.78        99,309           726       68.75
6.875 - 6.999 ............................              33        2,856,143        5.10        86,550           715       70.54
7.000 - 7.124 ............................              23        1,796,004        3.20        78,087           710       75.20
7.125 - 7.249 ............................               6          363,244        0.65        60,541           743       66.78
7.250 - 7.374 ............................              16          907,018        1.62        56,689           660       81.56
7.375 - 7.499 ............................              10          798,816        1.43        79,882           689       74.55
7.500 - 7.624 ............................               6          294,272        0.53        49,045           725       68.49
7.875 - 7.999 ............................               4          173,372        0.31        43,343           680       68.81
8.000 - 8.124 ............................               1           40,896        0.07        40,896           668       80.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             541     $ 56,049,520      100.00%     $103,604           724       67.65%
                                                       ===     ============      ======

         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.3030% per annum.


                                          NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
NET MORTGAGE RATE (%)                              LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
5.095 ....................................               4     $    806,018        1.44      $201,504           734       72.99
5.220 ....................................               5          748,709        1.34       149,742           776       62.89
5.345 ....................................               6          789,386        1.41       131,564           713       71.55
5.470 ....................................              30        3,685,891        6.58       122,863           749       63.81
5.570 ....................................               1          155,529        0.28       155,529           775       47.00
5.595 ....................................              31        4,395,157        7.84       141,779           742       67.08
5.720 ....................................              60        7,259,127       12.95       120,985           717       67.15
                                                       ---     ------------       -----      --------           ---       -----
Total, Average or Weighted Average .......             137     $ 17,839,816       31.83%     $130,218           733       66.55%
                                                       ===     ============       =====

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans in Loan Mortgage was approximately 3.122986243%.




                                        ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
ORIGINAL MORTGAGE LOAN BALANCE ($)                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
100,000 or less ..........................             283     $ 16,436,191       29.32%     $ 58,078           723       65.77%
100,001 to 200,000 .......................             200       24,465,870       43.65       122,329           726       68.29
200,001 to 300,000 .......................              38        7,928,318       14.15       208,640           728       66.12
300,001 to 400,000 .......................              10        3,139,716        5.60       313,972           707       67.58
400,001 to 500,000 .......................               8        3,153,120        5.63       394,140           722       77.64
500,001 to 600,000 .......................               2          926,304        1.65       463,152           725       63.49
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             541     $ 56,049,520      100.00%     $103,604           724       67.65%
                                                       ===     ============      ======




                                            ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT
ORIGINAL LTV RATIO (%)                             LOANS         BALANCE         LOANS        BALANCE       SCORE
------------------------------------------       ---------     ------------     --------     ---------     --------
50.00 or less ............................             102     $  9,215,119       16.44%     $ 90,344           756
50.01 - 55.00 ............................              32        3,412,736        6.09       106,648           734
55.01 to 60.00 ...........................              41        4,459,110        7.96       108,759           746
60.01 to 65.00 ...........................              34        2,988,156        5.33        87,887           730
65.01 to 70.00 ...........................              50        5,098,792        9.10       101,976           716
70.01 to 75.00 ...........................              75        8,373,843       14.94       111,651           709
75.01 to 80.00 ...........................             152       17,706,198       31.59       116,488           715
80.01 to 85.00 ...........................              13        1,088,615        1.94        83,740           725
85.01 to 90.00 ...........................              28        2,612,690        4.66        93,310           683
90.01 to 95.00 ...........................              13        1,018,029        1.82        78,310           717
95.01 to 100.00 ..........................               1           76,233        0.14        76,233           717
                                                       ---     ------------      ------      --------           ---
Total, Average or Weighted Average .......             541     $ 56,049,520      100.00%     $103,604           724
                                                       ===     ============      ======

         The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 67.65%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:



                  PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                           FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                 CLASS A-P CERTIFICATES
                                                  -----------------------------------------------------
                                                    0%         8%        16%         24%          32%
DISTRIBUTION DATE                                 -------    --------  --------    --------     -------
-----------------
March 2005.......................................  100%       100%      100%        100%         100%
March 2006.......................................   94         85        79          66           56
March 2007.......................................   88         71        62          43           32
March 2008.......................................   81         59        48          28           18
March 2009.......................................   74         49        37          18           10
March 2010.......................................   67         39        28          11            5
March 2011.......................................   59         31        21           7            3
March 2012.......................................   50         24        15           4            1
March 2013.......................................   41         18        10           2            1
March 2014.......................................   32         12         7           1            *
March 2015.......................................   22          8         4           1            *
March 2016.......................................   11          4         2           *            *
March 2017.......................................    0          0         0           0            0
Weighted Average Life in Years** (to Maturity)...    6.72       4.51      3.63        2.31         1.74

----------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

          o    the Class A-P Certificates will be purchased on March 31, 2005;

          o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

          o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:



                        ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       ---------------
Aggregate principal balance ....................       $ 17,668,604.59       $ 37,617,223.23
Weighted average mortgage rate .................          5.8498181100%         6.5116600600%
Weighted average servicing fee rate.............          0.2800000000%         0.3307914100%
Weighted average original term to maturity
(months)                                                           179                   179
Weighted average remaining term
to maturity (months) ...........................                   144                   145

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Yield and Prepayment Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:



                                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%               8%              16%             24%              32%
------------------------------        ------           ------          ------          -------          -------
$414,736......................        4.524%           7.065%          9.000%          14.732%          19.939%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The second and third paragraph and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of March 1, 2005 is determined and prepared as of the close of business on the last business day immediately prior to March 1, 2005.


                                    EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ..  92,149   $10,513,716    104,820   $12,512,690    101,210   $12,635,058    99,386   $12,962,473
Period of Delinquency
30 to 59 days .........   1,602       192,517      2,082       244,557      2,324       289,263     2,147       280,302
60 to 89 days .........     236        28,610        372        44,459        477        64,448       488        63,986
90 days or more(2) ....     307        35,045        409        44,171        516        62,039       644        84,033
Foreclosures Pending ..     273        32,685        446        55,203        602        81,640       769       102,671
                         ------   -----------    -------   -----------    -------   -----------    ------   -----------
Total Delinquent Loans    2,418   $   288,858      3,309   $   388,390      3,919   $   497,389     4,048   $   530,992
                         ======   ===========    =======   ===========    =======   ===========    ======   ===========
Percent of Loan
Portfolio .............   2.624%        2.747%     3.157%        3.104%     3.872%        3.937%    4.073%        4.096%

[TABLE CONTINUED]

                          AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                         ----------------------  ----------------------
                            BY       BY DOLLAR      BY       BY DOLLAR
                          NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                           LOANS       LOANS       LOANS       LOANS
                         --------  ------------  --------  ------------
                           (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                THOUSANDS)              THOUSANDS)
Total Loan Portfolio ..  101,112   $14,114,861   106,211   $15,669,395
Period of Delinquency
30 to 59 days .........    2,182       284,482     2,032       282,672
60 to 89 days .........      526        70,816       409        51,071
90 days or more(2) ....      696        94,223       555        70,963
Foreclosures Pending ..      787       103,707       747        88,396
                         -------   -----------   -------   -----------
Total Delinquent Loans     4,191   $   553,228     3,743   $   493,102
                         =======   ===========   =======   ===========
Percent of Loan
Portfolio .............    4.145%        3.919%    3.524%        3.147%

----------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.




                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ..  37,066   $ 5,021,100     44,520   $ 6,234,461     45,103   $ 6,477,882    45,867   $ 6,776,784
Period of Delinquency
30 to 59 days .........     573        83,679        742       104,823        901       131,032       893       131,270
60 to 89 days .........      65        11,033        118        17,904        185        29,788       216        33,636
90 days or more(2) ....      77        13,377        123        17,598        165        27,231       206        37,139
Foreclosures Pending ..      80        12,263        113        19,378        198        34,074       251        41,335
                         ------   -----------     ------   -----------     ------   -----------    ------   -----------
Total Delinquent Loans      795   $   120,353      1,096   $   159,703      1,449   $   222,125     1,566   $   243,380
                         ======   ===========     ======   ===========     ======   ===========    ======   ===========
Percent of Loan
Portfolio .............   2.145%        2.397%     2.462%        2.562%     3.213%        3.429%    3.414%        3.591%

[TABLE CONTINUED]

                          AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                         ----------------------  ----------------------
                            BY       BY DOLLAR      BY       BY DOLLAR
                          NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                           LOANS       LOANS       LOANS       LOANS
                         --------  ------------  --------  ------------
                           (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                THOUSANDS)              THOUSANDS)
Total Loan Portfolio ..   51,824   $ 8,071,748    56,271   $ 9,191,522
Period of Delinquency
30 to 59 days .........      934       142,682       946       161,218
60 to 89 days .........      216        35,031       186        26,348
90 days or more(2) ....      258        43,618       225        34,430
Foreclosures Pending ..      279        44,333       268        42,461
                          ------   -----------    ------   -----------
Total Delinquent Loans     1,687   $   265,664     1,625   $   264,457
                          ======   ===========    ======   ===========
Percent of Loan
Portfolio .............    3.255%        3.291%    2.888%        2.877%

----------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

         The following shall supplement the information under the Section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the A-P Certificates from Residential Funding Corporation.

         Attached to this supplement as Appendix A is the most recent monthly statement to certificateholders, which includes, among other things, delinquency and loss information as of the date of such monthly statement. This monthly statement is included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statements to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                    APPENDIX A


                     MONTHLY STATEMENT TO CERTIFICATEHOLDERS

Run:        04/04/05     17:24:56                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS16(POOL # 4631) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4631
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GW23    50,242,963.00  19,491,662.53     5.750000  %    507,302.31
A-2     76110GW31    57,779,407.00  22,415,411.73     3.200000  %    583,397.65
A-3     76110GW49    27,633,630.00  10,720,414.53    11.081818  %    279,016.28
A-P     76110GW56     1,245,549.91     564,396.11     0.000000  %     10,733.04
A-V     76110GW64             0.00           0.00     0.296122  %          0.00
R                           100.00           0.00     5.750000  %          0.00
M-1     76110GW80     2,535,400.00   2,267,025.36     5.750000  %     10,409.82
M-2     76110GW98       422,600.00     377,867.37     5.750000  %      1,735.11
M-3     76110GX22       422,600.00     377,867.37     5.750000  %      1,735.11
B-1     76110GX30       211,300.00     188,933.68     5.750000  %        867.55
B-2     76110GX48       140,900.00     126,202.16     5.750000  %        579.51
B-3     76110GX55       211,354.40     152,523.73     5.750000  %        700.37

-------------------------------------------------------------------------------
                  140,845,804.31    56,682,304.57                  1,396,476.75
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        93,397.55    600,699.86            0.00       0.00     18,984,360.22
A-2        59,774.43    643,172.08            0.00       0.00     21,832,014.08
A-3        99,001.40    378,017.68            0.00       0.00     10,441,398.25
A-P             0.00     10,733.04            0.00       0.00        553,663.07
A-V        13,987.41     13,987.41            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        10,862.83     21,272.65            0.00       0.00      2,256,615.54
M-2         1,810.61      3,545.72            0.00       0.00        376,132.26
M-3         1,810.61      3,545.72            0.00       0.00        376,132.26
B-1           905.31      1,772.86            0.00       0.00        188,066.13
B-2           604.72      1,184.23            0.00       0.00        125,622.65
B-3           730.84      1,431.21            0.00       0.00        151,823.36

-------------------------------------------------------------------------------
          282,885.71  1,679,362.46            0.00       0.00     55,285,827.82
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     387.948110   10.096982     1.858918    11.955900   0.000000  377.851127
A-2     387.948110   10.096982     1.034528    11.131510   0.000000  377.851127
A-3     387.948110   10.096982     3.582642    13.679624   0.000000  377.851127
A-P     453.130060    8.617110     0.000000     8.617110   0.000000  444.512951
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     894.148994    4.105790     4.284464     8.390254   0.000000  890.043204
M-2     894.149001    4.105797     4.284453     8.390250   0.000000  890.043204
M-3     894.149001    4.105797     4.284453     8.390250   0.000000  890.043204
B-1     894.148978    4.105774     4.284477     8.390251   0.000000  890.043204
B-2     895.685982    4.112846     4.291838     8.404684   0.000000  891.573136
B-3     721.649159    3.313676     3.457889     6.771565   0.000000  718.335483

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/04/05     17:24:56                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS16 (POOL #  4631)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4631
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       11,856.13
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,801.69

SUBSERVICER ADVANCES THIS MONTH                                       14,860.90
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    13   1,247,512.88

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          2     203,407.42


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                         62,782.28

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      55,285,827.82

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          531

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,136,110.23

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.78020400 %     5.38644400 %    0.82505390 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            93.65201000 %     5.44240752 %    0.85052760 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                              638,189.00
      SPECIAL HAZARD AMOUNT AVAILABLE                     947,254.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.30014431
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              145.10

POOL TRADING FACTOR:                                                39.25273322